Exhibit 99.1

Neos Therapeutics Reports Second Quarter 2019 Financial Results

— Company to host conference call today at 8:30am EDT —

DALLAS and FORT WORTH, Texas, August 8, 2019 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a commercial-stage pharmaceutical company utilizing its novel microparticle delivery technology to develop and manufacture central nervous system (CNS)-focused products, today reported financial results for the second quarter ended June 30, 2019 and provided a business update.

“During the second quarter of 2019, both net product sales and our gross profit increased substantially compared to the same period last year, resulting in a strengthened financial outlook for Neos,” said Jerry McLaughlin, President and Chief Executive Officer. “As we enter the second half of 2019, we believe our ADHD commercial business is well positioned to grow prescription volume for our ADHD business. In addition, we continue to drive our pipeline forward as we look to diversify our business.”

Recent Corporate Highlights

•

Strong Growth in Net Revenue Per Pack: Neos reported growth in net product sales and net revenue per pack for its two core commercial attention deficit hyperactivity disorder (ADHD) products, Adzenys XR-ODT® and Cotempla XR-ODT®,  for the three months ended June 30, 2019 compared to the same period in 2018.

	Net Revenue per Pack
			%
	Q2 2019	Q2 2018	Change
Adzenys XR-ODT®	$117	$95	23%
Cotempla XR-ODT®	$127	$89	43%

•

Growth in Prescriptions for ADHD Products: In the second quarter of 2019, as reported by IQVIA, aggregate prescriptions for Adzenys XR-ODT and Cotempla XR-ODT increased by 3% compared to the second quarter of 2018. Specifically, Adzenys XR-ODT and Cotempla XR-ODT prescriptions totaled 53,588 and 37,100, respectively, in the second quarter of 2019 compared to 55,390 and 32,667, respectively, in the second quarter of 2018.

•

Demonstrated Progress Toward Goal of Achieving Profitability:  For the fourth consecutive fiscal quarter, the Company reduced its quarterly net loss. For the second quarter of 2019, net loss narrowed to $3.8 million, down from $15.2 million in the second quarter of 2018, reflecting the evolution of the commercial strategy from volume-based to profitable growth and the Company’s focus on both operational productivity and expense management.

•

NT0502 Remains on Track to Enter the Clinic in 1H 2020: NT0502 is a new chemical entity and a selective muscarinic receptor antagonist that will utilize the same microparticle technology used in the Company’s four approved products. NT0502 is being developed to address the significant unmet medical need for the treatment of chronic sialorrhea (excessive drooling) in adult and pediatric patients with neurological conditions, including cerebral palsy, Parkinson’s disease, mental retardation and amyotrophic lateral sclerosis (ALS). Investigational New Drug (IND)-enabling studies are ongoing, and the Company continues to anticipate initiating a Phase 1 trial in the first half of 2020.

Select Financial Results for the Second Quarter Ended June 30, 2019

•	Total product revenues were $15.6 million for the three months ended June 30, 2019, compared to $11.4 million for the same period in 2018.

	Q2 2019	Q2 2018	% Change
Adzenys XR-ODT	$7.2MM	$6.5MM	11%
Cotempla XR-ODT	$6.5MM	$4.3MM	50%
Generic Tussionex	$1.8MM	$0.6MM	227%
Total	$15.6MM	$11.4MM	38%

*Adzenys ER revenue was negligible in Q2 2019 and 2018.

•	The Company reported a gross profit of $10.5 million for the three months ended June 30, 2019, compared to a gross profit of $4.4 million for the same period in 2018.
•	Research and development expenses were $2.0 million for the three months ended June 30, 2019, compared to $2.4 million for the same period in 2018.
•	Selling and marketing expenses were $7.3 million for the three months ended June 30, 2019, compared to $11.6 million for the same period in 2018.
•	General and administrative expenses were $3.7 million for each of the three months ended June 30, 2019 and 2018.
•	The Company reported a net loss of $3.8 million, or $0.08 per share, for the three months ended June 30, 2019, compared to a net loss of $15.2 million, or $0.52 per share, for the same period in 2018.
•	At June 30, 2019, the Company held $30.3 million in cash and cash equivalents and short-term investments.

Conference Call Details

Neos management will host a conference call and live audio webcast to discuss results and provide a Company update at 8:30 a.m. EDT today. The live call may be accessed by dialing (877) 388‑8985 for domestic calls, or +1 (562) 912‑2654 for international callers, and referencing conference ID number 8680814. A live audio webcast for the conference call will be available on the Investor Relations page of the Company’s website at http://investors.neostx.com/. Following the conclusion of the call, the webcast will be available for replay for 30 days.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a commercial-stage pharmaceutical company utilizing its novel microparticle delivery technology to develop and manufacture central nervous system (CNS)-focused products. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER® (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are three approved products utilizing the Company’s  novel microparticle delivery technology. Additional information about Neos is available at www.neostx.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, commercial products, clinical development of its therapeutic candidates, plans for potential future product candidates, financial condition and outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,”

“suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the net sales, profitability, and growth of the Company’s commercial products, including whether the Company’s ADHD commercial business is well positioned to grow prescription volume in the second half of 2019; the status, timing, costs, results and interpretation of the Company’s clinical trials or any future trials, including whether the Company will commence Phase 1 studies of NT0502 in the first half of 2020; the uncertainties inherent in conducting clinical trials; expectations for regulatory interactions, submissions and approvals; the financial condition and outlook for the Company, including whether the Company will continue to make progress towards its goal of achieving profitability; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties related to the Company’s intellectual property; other matters that could affect the availability or commercial potential of the Company’s commercial products or therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q filed with the Securities and Exchange Commission (SEC) and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$25,757	$46,478
Short-term investments	4,494	—
Accounts receivable, net of allowances for chargebacks and cash discounts of $2,509 and $1,865, respectively	20,144	27,801
Inventories	12,374	10,367
Other current assets	1,811	4,032
Total current assets	64,580	88,678

Property and equipment, net	7,636	7,914
Operating lease right-of-use assets	3,274	—
Intangible assets, net	13,619	14,616
Other assets	149	149
Total assets	$89,258	$111,357

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$6,556	$12,730
Accrued expenses	33,684	35,818
Current portion of operating lease liabilities	606	—
Current portion of long-term debt	16,372	8,557
Total current liabilities	57,218	57,105

Long-Term Liabilities:
Long-term debt, net of current portion	28,489	43,217
Operating lease liabilities	3,608	—
Derivative liability	1,373	2,017
Deferred rent	—	989
Other long-term liabilities	182	184
Total long-term liabilities	33,652	46,407

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized at June 30, 2019 and December 31, 2018 ; 49,764,076 and 49,730,275 shares issued and outstanding, respectively, at June 30, 2019; 49,710,104 and 49,676,303 shares issued and outstanding, respectively, at December 31, 2018	50	50
Treasury stock, at cost, 33,801 shares at June 30, 2019 and December 31, 2018	(352)	(352)
Additional paid-in capital	327,035	325,130
Accumulated deficit	(328,346)	(316,983)
Accumulated other comprehensive income	1	—
Total stockholders' equity (deficit)	(1,612)	7,845
Total liabilities and stockholders' equity	$89,258	$111,357

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Net product sales	$15,643	$11,363	$30,277	$22,092

Cost of goods sold	5,099	6,987	11,495	12,208
Gross profit	10,544	4,376	18,782	9,884

Research and development expenses	2,009	2,381	5,206	4,072
Selling and marketing expenses	7,269	11,557	14,338	24,547
General and administrative expenses	3,712	3,705	7,505	7,051

Loss from operations	(2,446)	(13,267)	(8,267)	(25,786)

Interest expense	(1,987)	(2,232)	(4,102)	(4,452)
Other income, net	670	292	1,006	595

Net loss	$(3,763)	$(15,207)	$(11,363)	$(29,643)

Weighted average common shares outstanding used to compute net loss per share, basic and diluted	49,727,718	29,008,909	49,715,707	29,002,966

Net loss per share of common stock, basic and diluted	$(0.08)	$(0.52)	$(0.23)	$(1.02)

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408‑1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362‑1200

sarah@sternir.com